Exhibit 4.3

SERIES E	SERIES E
PREFERRED STOCK	PREFERRED STOCK

Number __	Shares ____________

Nxt-ID, Inc.

Incorporated Under the Laws of the State of Delaware

Series E Convertible Preferred Stock, $0.0001 Par Value Per Share

This certifies that ______________ is the owner of _____________________ fully paid and non-assessable shares of the Series E convertible preferred stock of Nxt-ID, Inc., a Delaware corporation (the “Corporation”), transferable in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are subject to the provisions of the Certificate of Incorporation, as amended and as may be further amended, from time to time, the Certificate of Designation of Preferences, Rights and Limitations of Series E Convertible Preferred Stock, as may be amended, from time to time, and the By-laws of the Corporation, as may be amended, from time to time, and to the rights, preferences and voting powers of the Series E Convertible Preferred Stock of the Corporation now or hereinafter outstanding, the terms of all such provisions, rights, preferences and voting powers being incorporated herein by reference.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its duly authorized officer this __ day of February, 2021.

Vincent S. Miceli, President and CEO

[Reverse Side of Series E Convertible Preferred Stock Certificate]

NXT-ID, INC.

NXT-ID, INC.’S AUTHORIZED CAPITAL STOCK INCLUDES PREFERRED STOCK, INCLUDING SERIES E PREFERRED STOCK, WHICH, WHEN ISSUED, SHALL HAVE CERTAIN PREFERENCES OR SPECIAL RIGHTS IN THE PAYMENT OF DIVIDENDS, IN VOTING, UPON LIQUIDATION, OR OTHERWISE. THE CORPORATION, UPON REQUEST, WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS AND A COPY OF THE PORTIONS OF THE CERTIFICATE OF INCORPORATION, AS AMENDED, OF THE CORPORATION OR CERTIFICATE OF DESIGNATION CONTAINING THE DESIGNATIONS, PREFERENCES, LIMITATIONS AND RELATIVE RIGHTS OF ALL SHARES AND ANY CLASS OR SERIES THEREOF.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN OR DESTROYED, THE CORPORATION WILL REQUIRE evidence of such loss, theft or destruction of such certificate, and of the ownership hereof reasonably satisfactory to the Corporation AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

ASSIGNMENT

FOR VALUE RECEIVED, ________________________ HEREBY SELLS, ASSIGNS AND TRANSFERS UNTO

(PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE)

                                 (                      ) shares of the Series E convertible preferred stock, $0.0001 par value per share, of the Corporation represented by this Certificate and does hereby irrevocably constitute and appoint                                        attorney to transfer the said shares on the books of the Corporation, with full power of substitution in the premises.

Dated _______________________

Signature _________________________________________

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.